SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2009 (December 16, 2009)
Centrue Financial Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue
St. Louis, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 505-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Centrue Financial Corporation (Nasdaq: TRUE), parent company of Centrue Bank, announced today with deep regret the death of its long-time Director Richard J. “Dick” Berry on December 16, 2009. Mr. Berry was 57 years old.
“Dick was recognized as a well-respected leader, a trusted colleague and a true advocate of our Company,” remarked Chairman of the Board Dennis J. McDonnell. “More importantly, though, today we remember Dick as a friend who touched the lives of many and who will be deeply missed by all.”
Mr. Berry had served as a Director of the former UnionBancorp, Inc. since 1985 and continued on as a Director when the corporation merged and was re-named Centrue Financial Corporation in the fourth quarter of 2006. At the time of his death, Mr. Berry was also serving on the Board of Directors for the Company’s wholly owned subsidiary Centrue Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Senior Executive Vice President and Chief Financial Officer

Dated: December 18, 2009

3